Ex-10.35

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

WSP HOLDINGS LIMITED

and

THE OTHER PARTIES NAMED HEREIN

Dated: October 17, 2007

i

ARTICLE X	NON-U.S. LISTINGS	20
ARTICLE XI	MISCELLANEOUS	20
11.1	Recapitalizations, Exchanges, etc	20
11.2	No Inconsistent Agreements	21
11.3	Remedies	21
11.4	Assignment	21
11.5	Amendments and Waivers	21
11.6	Notices	22
11.7	Successors and Assigns; Third Party Beneficiaries	22
11.8	Counterparts	23
11.9	Headings	23
11.10	GOVERNING LAW	23
11.11	Dispute Resolution	23
11.12	Severability	25
11.13	Entire Agreement	25
11.14	Further Assurances	25
11.15	Other Agreements	25
11.16	Termination	25

ii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated October 17, 2007 (this ”Agreement”), among WSP Holdings Limited, a company organized and existing under the laws of the Cayman Islands (the “Company”), Expert Master Holdings Limited, a company organized and existing under the laws of the British Virgin Islands (“EMH”) and the Persons listed on Schedule 1 hereto.

WHEREAS, pursuant to the Subscription Agreement, dated December 1, 2006 (the “Subscription Agreement”), among EMH, JP Morgan Securities Ltd. (“JPM”), Evolution Master Fund Ltd. SPC, Segregated Portfolio M (“Evolution”), CQS Convertible and Quantitative Strategies Master Fund (“CQSM”, together with JPM and Evolution, the “2006 Bond Subscribers”) and Mr. Piao Longhua, EMH has issued and sold to the 2006 Bond Subscribers bonds (each, a “Bond” and collectively, the “Bonds”) having an aggregate principal amount of US$20 million, which Bonds are exchangeable for equity securities of the Company pursuant to the terms and subject to the conditions set forth in the Bonds and a Bond Trust Deed;

WHEREAS, concurrently herewith, EMH, Evolution, CQSM, CQS Asia Master Fund Limited (“CQSAM”, together with CQSM, “CQS”), Actis China Investment Holdings No. 9 Limited (“Actis”, together with Evolution and CQS, the “2007 Warrant Holders”), and Mr. Piao Longhua have entered into a Note and Warrant Purchase Agreement (the “Note Purchase Agreement”), pursuant to which EMH has agreed to issue and sell to the 2007 Warrant Holders notes (each, a “Note” and collectively, the “Notes”) having an aggregate principal amount of US$45 million and warrants (each, a “Warrant” and collectively, the “Warrants”) granting the 2007 Warrant Holders the right to purchase from EMH certain number of Ordinary Shares of the Company pursuant to the terms and subject to the conditions set forth thereof; and

WHEREAS, in order to induce each of the 2007 Warrant Holders to purchase the Notes and the Warrants and as a condition to the issuance and sale of the Notes and the Warrants pursuant to the Note Purchase Agreement, each of the Parties hereto has agreed to enter into this Agreement pursuant to which the Company grants registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 As used in this Agreement, unless the subject or context otherwise requires the following words and expressions shall have the following meanings:

“2006 Bond Subscribers” has the meaning set forth in the recitals of this Agreement.

“2007 Warrant Holders” has the meaning set forth in the recitals of this Agreement.

“Actis” has the meaning set forth in the recitals to this Agreement.

“ADSs” means American Depositary Shares, each of which will represent a certain number of Ordinary Shares.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the Person specified.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Applicable Securities Law” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities law of the United States, including the Exchange Act and the Securities Act, and any applicable law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable laws of that jurisdiction.

“Approved Underwriter” has the meaning set forth in Section 3.4 of this Agreement.

“Arbitration Notice” has the meaning set forth in Section 11.11(b) of this Agreement.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Board of Directors” means the Board of Directors of the Company.

“Bonds” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or Shanghai, the PRC, are authorized or required by law or executive order to close.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Underwriter” has the meaning set forth in Article IV of this Agreement.

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“CQS” has the meaning set forth in the recitals to this Agreement.

“CQSAM” has the meaning set forth in the recitals to this Agreement.

“CQSM” has the meaning set forth in the recitals to this Agreement.

“Damages” means any loss, damage, or liability (joint or several) to which a Party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law of the United States, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Free Writing Prospectus, preliminary prospectus or final prospectus or otherwise included in a Disclosure Package; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or affiliates) of the Securities Act, the Exchange Act, any Applicable Securities Law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any Applicable Securities Law.

“Demand Registration” has the meaning set forth in Section 3.1 of this Agreement.

“Designated Holder” means each of the 2007 Warrant Holders and the 2006 Bond Subscribers and their respective successors and assigns.

“Determination Date” has the meaning set forth in Section 5.4 of this Agreement.

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed under Rule 159 promulgated under the Securities Act to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Dispute” has the meaning set forth in Section 11.11(a) of this Agreement.

“EMH” has the meaning set forth in the preamble to this Agreement.

“Evolution” has the meaning set forth in the recitals to this Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Act Registration” means the date the Company becomes a reporting company under the Exchange Act.

“F-3 Initiating Holders” has the meaning set forth in Section 5.1 of this Agreement.

“F-3 Registration” has the meaning set forth in Section 5.1 of this Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Governmental Authority” means the government of any nation, state, province, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“HKIAC” has the meaning set forth in Section 11.11(c) of this Agreement.

“Holders’ Counsel” has the meaning set forth in Section 7.1(a) of this Agreement.

“Incidental Registration” has the meaning set forth in Article IV of this Agreement.

“Indemnified Party” has the meaning set forth in Section 8.3 of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 8.3 of this Agreement.

“Initial Public Offering” means an underwritten initial public offering of the Ordinary Shares or ADSs of the Company pursuant to an effective Registration Statement filed under the Securities Act on an internationally recognized share exchange.

“Initiating Holders” has the meaning set forth in Section 3.1 of this Agreement.

“Inspector” has the meaning set forth in Section 7.1(g) of this Agreement.

“IPO Effectiveness Date” means the date upon which the Company closes its Initial Public Offering.

“JPM” has the meaning set forth in the recitals to this Agreement.

“Notes” has the meaning set forth in the recitals to this Agreement.

“Note Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Ordinary Share Equivalent” means any security or obligation that is by its terms, directly or indirectly, convertible, exchangeable or exercisable into or for Ordinary Shares, including, without limitation, the Warrants, the Bonds and any option, warrant or other subscription or purchase right with respect to Ordinary Shares or any Ordinary Share Equivalent.

“Ordinary Shares” means the Ordinary Shares, par value US$0.0001 per share, of the Company or any other share capital of the Company into which such stock is reclassified or reconstituted and any other ordinary shares of the Company.

“Parties” means the Company, EMH and the Persons listed on Schedule 1 hereto, and “Party” shall mean each or any of them.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Principal Tribunal” has the meaning set forth in Section 11.11(h) of this Agreement.

“Records” has the meaning set forth in Section 7.1(g) of this Agreement.

“Registrable Securities” means, subject to Section 2.2 hereof, each of the following: (a) any and all Ordinary Shares issued or issuable upon conversion of the Bonds and exercise of the Warrants, (b) any other Ordinary Shares acquired or owned by any of the Designated Holders prior to the IPO Effectiveness Date, or acquired or owned by any of the Designated Holders after the IPO Effectiveness Date if such Designated Holder is an Affiliate of the Company and (c) any Ordinary Shares issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any Ordinary Shares or voting ordinary shares issuable upon conversion, exercise or exchange thereof.

“Registration Expenses” has the meaning set forth in Section 7.4 of this Agreement.

“Registration Statement” means a Registration Statement filed pursuant to the Securities Act, including an Automatic Shelf Registration Statement.

“Rule 144” means Rule 144 under the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities.

“Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsequent Subscriber” means any Affiliate of a Designated Holder that, after the date hereof, acquires any Ordinary Shares or Ordinary Share Equivalents.

“Warrants” has the meaning set forth in the recitals of this Agreement.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act.

1.2 Any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement so far as such modification or re-enactment applies or is capable of applying to any transactions entered into prior to the date of this Agreement and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced.

1.3 References to “Recitals”, “Articles”, “Sections” and “Schedules” are to recitals and sections of and the schedules to this Agreement and references to this “Agreement” shall mean this Agreement and the Recitals, Articles, Sections and Schedules hereto.

1.4 Unless the context otherwise requires, references to the singular number shall include references to the plural number and vice versa, references to natural persons shall include bodies corporate, and the use of any gender shall include all genders.

1.5 References to any agreement or document including this Agreement shall include such agreement or document as amended, modified, varied or supplemented from time to time.

1.6 References to any U.S. legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than U.S. be deemed to include what most nearly approximates in that jurisdiction to the U.S. legal term.

1.7 The words “written” and “in writing” include any means of visible reproduction (excluding, for the avoidance of doubt, email).

1.8 References to “liability” or “liabilities” means any responsibility or obligation whether known or unknown, whether absolute or contingent, whether as primary obligations or guarantee obligations, whether liquidated or unliquidated, whether due or to become due, whether disputed or undisputed, and whether legal or equitable.

1.9 All figures, percentages and calculations under this Agreement shall where necessary be rounded up to two decimal places, other than those expressed to be “approximate”.

1.10 Any conversion of an amount from one currency to another currency shall be effected at such rate of exchange as may be agreed by the Parties from time to time. Without prejudice to the foregoing, unless otherwise agreed by the Parties in writing, any conversion from Renminbi to United States Dollars and vice versa shall be effected at the median exchange rate quoted by the People’s Bank of China on the relevant accounting date or date of transaction (as the case may be).

ARTICLE II

GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT

2.1 Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

2.2 Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when: (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement; or (ii) the entire amount of the Registrable

Securities owned by a Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment, pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act.

ARTICLE III

DEMAND REGISTRATION

3.1 Request for Demand Registration. At any time commencing the earlier of (i) one hundred twenty (120) days after the IPO Effectiveness Date, and (ii) the date when any of the 2007 Warrant Holders exercises the Warrants pursuant to the terms and conditions thereof, any one or more of the Designated Holders (each, an “Initiating Holder”), may make a written request to the Company to register, and the Company shall register, under the Securities Act (a “Demand Registration”), Registrable Securities as stated in such request; provided, however, that the Company shall not be obligated to effect:

(a) more than three (3) such Demand Registrations in aggregate initiated by any of Actis, JPM, Evolution and/or CQS;

(b) a Demand Registration if the anticipated aggregate offering price of the Registrable Securities the Initiating Holder(s) propose to sell, net of Selling Expenses, would not exceed US$5,000,000;

(c) a Demand Registration in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(d) a Demand Registration if the Initiating Holder(s) may dispose of shares of Registrable Securities pursuant to a Registration Statement on Form F-3 pursuant to a request made under Article V hereof; or

(e) a Demand Registration if the Company, within ten (10) days of the receipt of the request of the Initiating Holder(s), gives notice of its bona fide intention to effect the filing of a Registration Statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a Registration Statement pertaining to a Rule 145 transaction (including Form S-4 or F-4 or any successor thereto), with respect to an employee benefit plan (including Form S-8 or any successor thereto) or any other registration which is not appropriate for the registration of Registrable Securities).

For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Demand Registration. If the Company furnishes to the Initiating Holder(s) requesting a Demand Registration a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; or (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holder(s) is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; provided, however, that the Company shall not register any securities for its own account or that of any other shareholder during such ninety (90) day period other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a share option, share purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered.

3.2 Effective Demand Registration. The Company shall use its best efforts to cause any such Demand Registration to become and remain effective not later than ninety (90) days after it receives a request under Section 3.1 hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold, (ii) ninety (90) days and (iii) the date on which all of the Registrable Securities registered under the Registration Statement are eligible for sale pursuant to Rule 144 (or any successor provision); provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holder(s) and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder(s).

3.3 Underwriting Procedures. If the Company or the Initiating Holders holding no less than thirty percent (30%) interest of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its best efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3.4. If the Approved Underwriter advises the Company that the aggregate amount of Registrable Securities requested to be included in such underwritten offering exceeds the number that can be reasonably sold in such offering, then the Company shall include in such offering only the aggregate amount of Registrable Securities that the Approved Underwriter believes may reasonably be sold and shall reduce the amount of Registrable Securities to be included in such offering, first as to the Company, second as to the Designated Holders (who are not Initiating Holders and who requested to participate in such registration pursuant to Article IV hereof) as a group, if any, pro rata based on the number of Registrable Securities then owned by each such Designated Holder and third as to the Initiating Holders as a group, pro rata based on the number of Registrable Securities then owned by each such Initiating Holder; provided, that in any event the number of Registrable Securities included in the offering shall not be reduced below thirty percent (30%) of the total number of securities included in such offering. For purposes of this Article III a registration shall not be counted as a Demand Registration if, as a result of an exercise of the underwriter’s cutback provisions in this clause (d), fewer than fifty percent (50%) of the total number of Registrable Securities requested to be included in such registration statement are actually included.

3.4 Selection of Underwriters. If any Demand Registration or F-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall use its best efforts to select and obtain an investment banking firm of international reputation to act as the managing underwriter of the offering (the “Approved Underwriter”); provided, however, unless the Approved Underwriter is an internationally recognized underwriter, the Approved Underwriter shall, in any case, also be reasonably acceptable to the Initiating Holders or F-3 Initiating Holders, as the case may be.

ARTICLE IV

INCIDENTAL OR “PIGGY-BACK” REGISTRATION

If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering (i) by the Company for its own account (other than a Registration Statement on Form F-4, S-4 or S-8 or any successor thereto) or (ii) for the account of any shareholder of the Company (including without limitation an Initiating Holder pursuant to Article III, but excluding for the account of an F-3 Initiating Holder, which shall be governed exclusively by Article V) (in each case, an “Incidental Registration”), then the Company shall give written notice of such proposed filing to each of the Designated Holders at least thirty (30) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (a “Notice of Incidental Registration”). Upon the written request of any Designated Holder made within fifteen (15) days after receipt of a Notice of Incidental Registration (which request shall specify the Registrable Securities intended to be disposed of by such Designated Holder), the Company shall use its best efforts to permit or, in the case of a proposed underwritten offering, cause the managing underwriter or underwriters (the “Company Underwriter”) to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other shareholder, as the case may be, included therein. The failure of the Designated Holder to respond within such 15-day period shall be deemed a waiver of such Designated Holder’s rights with respect to such Incidental Registration. In connection with any Incidental Registration under this Article IV involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other shareholders, if any, and the Company Underwriter. In the case of an offering by the Company for its own account or for the account of any shareholder of the Company (other than for an Initiating Holder in connection with a Demand Registration pursuant to Article III or an F-3 Initiating Holder in connection with a F-3 Registration pursuant to Article V), if the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would exceed the number that can be reasonably sold in such underwritten offering, then the Company shall be required to include in such offering, to the extent of the amount that the Company Underwriter believes may be reasonably sold, first, all of the securities to be offered for the account of the Company; second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Article IV, pro rata based on the number of Registrable Securities owned by each such Designated

Holder; and third, any other securities requested to be included in such offering; and any securities so excluded shall be withdrawn from and shall not be included in the offering; provided, that in any event the number of Registrable Securities included in the offering shall not be reduced below thirty percent (30%) of the total number of securities included in such offering. For the avoidance of doubt and notwithstanding anything to the contrary set forth in this Article IV, (i) in the case of a Demand Registration pursuant to Article III, to the extent that there is any cutback in the number of shares sold in such offering, such cutback shall be governed by Section 3.3 and (ii) in the case of a F-3 Registration pursuant to Article V, to the extent that there is any cutback in the number of shares sold in such offering, such cutback shall be governed by Section 5.2.

ARTICLE V

FORM F-3 REGISTRATION

5.1 Request for a Form F-3 Registration. As long as the Company is eligible to use Form F-3 (or any successor form thereto) under the Securities Act in connection with a public offering of its securities, subject to Section 5.3 hereof, in the event that the Company shall receive from any of the Designated Holders, (each, an “F-3 Initiating Holders”), a written request that the Company register, under the Securities Act on Form F-3 (or any successor form then in effect) (an ”F-3 Registration”), all or a portion of the Registrable Securities owned by such F-3 Initiating Holders, the Company shall give written notice of such request to all of the Designated Holders (other than F-3 Initiating Holders which have requested an F-3 Registration under this Section 5.1) at least fifteen (15) days before the anticipated filing date of such Form F-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within ten (10) days after their receipt from the Company of the written notice of such registration. The failure of an Designated Holder to respond within such 10-day period shall be deemed a waiver of such Designated Holder’s rights with respect to such F-3 Registration. If requested by the F-3 Initiating Holders, such F-3 Registration shall be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act and/or (ii) if the Company is a Well-Known Seasoned Issuer, such F-3 Registration shall be on an Automatic Shelf Registration Statement. With respect to each F-3 Registration, the Company shall, subject to Section 5.2, (i) include in such offering the Registrable Securities of the F-3 Initiating Holders and (ii) use its best efforts to (x) cause such registration pursuant to this Section 5.1 to become and remain effective as soon as practicable, but in any event not later than forty five (45) days (or, in the case of an Automatic Shelf Registration Statement, fifteen (15) Business Days) after it receives a request therefor and (y) include in such offering the Registrable Securities of the Designated Holders (other than F-3 Initiating Holders which have requested an F-3 Registration under this Section 5.1) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the F-3 Initiating Holders included therein.

5.2 Form F-3 Underwriting Procedures. If the F-3 Initiating Holders holding no less than thirty percent (30%) interest of the Registrable Securities held by all of the F-3 Initiating Holders so elect, the Company shall use its best efforts to cause such F-3 Registration pursuant to this Article V to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3.4. In connection with any F-3 Registration under Section 5.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the F-3 Initiating Holders. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the F-3 Initiating Holders and the other Designated Holders have requested to be included would exceed the number that can be reasonably sold in such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may reasonably be sold, first, all of the Registrable Securities to be offered for the account of the F-3 Initiating Holders, pro rata based on the number of Registrable Securities owned by such F-3 Initiating Holders; second, the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 5.1, pro rata based on the number of Registrable Securities owned by such Designated Holders; and third, any other securities requested to be included in such offering; and any securities so excluded shall be withdrawn from and shall not be included in the underwritten offering; provided, that in any event the number of Registrable Securities included in the offering shall not be reduced below thirty percent (30%) of the total number of securities included in such offering. For purposes of this Article V a registration shall not be counted as an F-3 Registration if, as a result of an exercise of the underwriter’s cutback provisions in this Section 5.2, fewer than fifty percent (50%) of the total number of Registrable Securities requested to be included in such registration statement are actually included.

5.3 Limitations on Form F-3 Registrations. If the Company furnishes to the F-3 Initiating Holder(s) requesting a F-3 Registration a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; or (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the F-3 Initiating Holder(s) is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; provided, however, that the Company shall not register any securities for its own account or that of any other shareholder during such ninety (90) day period other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a share option, share purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered. In addition, the Company shall not be required to effect any registration pursuant to Section 5.1:

(a) if within the twelve (12) month period preceding the date of such request, the Company has effected two (2) registrations on Form F-3 pursuant to Section 5.1;

(b) if Form F-3 is not available for such offering by the F-3 Initiating Holders;

(c) if the anticipated aggregate offering price of the Registrable Securities the F-3 Initiating Holder(s) propose to sell, together with the Designated Holders registering Registrable Securities in such registration, net of Selling Expenses, would not exceed US$2,500,000;

(d) if the Company, within ten (10) days of the receipt of the request of the F-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a Registration Statement relating to a Rule 145 transaction (including Form S-8 or any successor thereto), an employee benefit plan (including S-4 or F-4 or any successor thereto) or any other registration which is not appropriate for the registration of Registrable Securities), provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

(e) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

5.4 Automatic Shelf Registration. Upon the Company becoming a Well-Known Seasoned Issuer, the Company shall give written notice to all of the Designated Holders as promptly as practicable but in no event later than 10 Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that it will no longer be a Well-Known Seasoned Issuer as of a future determination date (the “Determination Date”), at least 10 days prior to such Determination Date, the Company shall give written notice thereof to all of the Designated Holders as promptly as practicable.

5.5 No Demand Registration. No registration requested by any F-3 Initiating Holder pursuant to this Article V shall be deemed a Demand Registration pursuant to Article III.

ARTICLE VI

HOLDBACK AGREEMENTS

6.1 Restrictions on Public Sale by Designated Holders. In the event of the Initial Public Offering, to the extent (i) requested by the Company’s managing underwriter of its Initial Public Offering and (ii) all of the Company’s officers, directors and holders in excess of one percent (1%) of its outstanding voting share capital execute agreements identical to those referred to in this Section 6.1, each Designated Holder agrees not to effect any sale or distribution of any equity securities of the Company or of any securities convertible into or exchangeable or exercisable for equity securities of the Company, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase, enter into any hedging or similar transaction with the same economic effect as a sale or otherwise dispose of any equity securities of the Company. No Designated Holder of Registrable Securities

subject to this Section 6.1 shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section 6.1 unless all other Designated Holders of Registrable Securities subject to the same obligation are also released.

6.2 Further Lockup to 2007 Warrant Holders. In the event of the Initial Public Offering, to the extent requested by the Company’s managing underwriter of its Initial Public Offering, each of the 2007 Warrant Holders agrees not to effect any sale or distribution of any equity securities of the Company or of any securities convertible into or exchangeable or exercisable for equity securities of the Company, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase, enter into any hedging or similar transaction with the same economic effect as a sale or otherwise dispose of any equity securities of the Company within two hundred and ten (210) days after the closing of the Initial Public Offering, provided that, all of the Company’s officers, directors, the 2006 Bond Subscribers and holders in excess of one percent (1%) of its outstanding voting share capital agree not to effect any sale or distribution of any equity securities of the Company or of any securities convertible into or exchangeable or exercisable for equity securities of the Company, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase, enter into any hedging or similar transaction with the same economic effect as a sale or otherwise dispose of any equity securities of the Company within one hundred-eighty (180) days after the closing of the Initial Public Offering. None of the Company’s officers, directors, the 2006 Bond Subscribers and holders in excess of one percent (1%) of its outstanding voting share capital subject to this Section 6.2 shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section 6.2 unless all 2007 Warrant Holders subject to this Section 6.2 are also released no later than thirty (30) days thereafter.

6.3 Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form F-4, S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) thirty (30) days after the effective date of such Registration Statement (except as part of such registration).

ARTICLE VII

REGISTRATION PROCEDURES

7.1 Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Article III, Article IV or Article V of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

(a) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, or before using any Free Writing Prospectus, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus to be filed with the Commission, subject to such documents being under the Company’s control, and (y) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus and each Free Writing Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective, except as otherwise stated in Articles III, IV and V, for the lesser of (x) one hundred twenty (120) days, (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold and (z) such shorter period which will terminate when all of the Registrable Securities registered under the Registration Statement are eligible for sale pursuant to Rule 144 in a single sale in the written opinion of counsel for the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; provided, that if the F-3 Initiating Holders have requested that an F-3 Registration be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall keep such Registration Statement effective until the lesser of (x) one hundred eighty (180) days, (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold and (z) such shorter period which will terminate when all of the Registrable Securities registered under the F-3 Registration are eligible for sale pursuant to Rule 144 in a single sale in the written opinion of counsel for the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus), any prospectus filed under Rule 424 under the Securities Act and any Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any Registration Statement is required to remain effective in accordance with Section 7.1(b) above, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.1(d), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(e) notify each seller of Registrable Securities at any time when a prospectus or Free Writing Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement or such Free Writing Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and in the event of such notice, the Company shall promptly prepare a supplement or amendment to such prospectus or Free Writing Prospectus, as the case may be, and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus or Free Writing Prospectus, as the case may be, as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus or Free Writing Prospectus, as the case may be, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f) enter into and perform customary agreements (including an underwriting agreement in reasonable and customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Article III, Article IV or Article V, as the case may be, provided that each Designated Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(g) make available at times and places reasonably acceptable to the Company for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and, in each case that is reasonably acceptable to the Company, any attorney, accountant or other advisor retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement. Records and other information that the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or

(z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(h) with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Designated Holders of the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the review of Holders’ Counsel;

(i) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided that the applicable listing requirements are satisfied;

(j) keep Holders’ Counsel advised in writing as to the initiation and progress of any registration under Article III, Article IV or Article V hereunder;

(k) cooperate with each seller of Registrable Securities and any underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the relevant securities exchange or the FINRA; and

(l) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

7.2 Seller Information.

(a) It shall be a condition precedent to the obligations of the Company to register the Registrable Securities of any Designated Holder that such Designated Holder shall furnish to the Company such information regarding such Designated Holder or Designated Holders, the number of Registrable Securities held by them and the manner of distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

(b) In connection with any offering under any Registration Statement under this Agreement, each Designated Holder shall not use any Free Writing Prospectus without the prior written consent of the Company.

7.3 Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.1(e), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder’s receipt of the copies of the supplemented or amended prospectus or Free Writing Prospectus contemplated by Section 7.1(e) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated

Holder’s possession, of the prospectus or Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, then the Company shall use it best efforts to extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7.1(e) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus or Free Writing Prospectus contemplated by and meeting the requirements of Section 7.1(e).

7.4 Registration Expenses. All of the following expenses are referred to herein as “Registration Expenses”: (i) all fees and expenses incurred in complying with any Demand Registration, any Incidental Registration, and any F-3 Registration pursuant to this Agreement; (ii) Commission, securities exchange and FINRA registration and filing fees; (iii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement); (iv) all printing, messenger and delivery expenses; (v) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and the reasonable legal fees, charges and expenses of one counsel incurred, in the case of a Demand Registration or an F-3 Registration, by all Initiating Holders or all F-3 Initiating Holders, as the case may be; and (vi) all fees of the depositary of the Company in connection with the deposit by any Designated Holder of their Ordinary Shares in exchange for ADSs. The Company shall pay all reasonable expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation all Registration Expenses with respect to any Incidental Registration and any F-3 Registration set forth above; provided, however, that EMH will pay all such Registration Expenses with respect to any Demand Registration, up to a maximum aggregate of US$1,000,000, with (1) US$400,000 initially allocated to Registration Expenses with respect to the first Demand Registration, if any, (2) US$400,000 initially allocated to Registration Expenses with respect to the second Demand Registration, if any, (3) US$200,000 initially allocated to Registration Expenses with respect to the third Demand Registration, if any, and (4) if the Registration Expenses with respect to any Demand Registration are less than the portion of the funds allocated to pay for such Registration Expenses pursuant to clauses (1), (2) and (3) above, then any excess funds shall be allocated equally to pay for any portion of the Registration Expenses with respect to other Demand Registrations that exceed the amounts allocated pursuant to clauses (1), (2) and (3), if any, and (5) any portion of the Registration Expenses with respect to a Demand Registration that exceed the funds allocated pursuant to clauses (1), (2) and (3) above, as may be adjusted pursuant to clause (4) above, shall be borne pro rata by the holders of Registrable Securities participating in such Demand Registration on the basis of the number of their Registrable Securities registered in such Demand Registration; provided, further, however, that neither the Company or EMH, as the case may be, shall be required to pay for any expenses of any registration proceeding begun pursuant to Article III or Article V if the registration request is subsequently withdrawn at the request of the Initiating Holder(s) or the F-3 Initiating Holder(s), as the case may be, in which case the Initiating Holder(s) or F-3 Initiating Holder(s) shall either bear such expenses pro rata on the basis of the number of their Registrable Securities proposed to be so registered or forfeit one Demand Registration right or one F-3 Registration right); provided, further, however, that notwithstanding the foregoing, if the Demand Registration or F-3 Registration as the case may be, is withdrawn at the request of the Initiating Holder(s) or the F-3 Initiating Holder(s), as the case may be, having learned of a material adverse change in the condition or business of the Company from that known to the holders at the time of their request, then the holders shall not be required to pay any of such expenses if the Initiating Holder(s) or F-3 Initiating Holder(s) have withdrawn such request with reasonable promptness following their learning of such material adverse change in the condition or business of the Company.

7.5 Selling Expenses. The Selling Expenses of an offering shall be borne pro rata by holders of Registration Securities based on the number of Registrable Securities sold by such holders in such offering.

ARTICLE VIII

INDEMNIFICATION; CONTRIBUTION

8.1 Indemnification by the Company. To the extent permitted by law, the Company agrees to indemnify and hold harmless each Designated Holder, its partners, members, directors, officers, shareholders, legal counsel, accountants, affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all Damages except insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, Free Writing Prospectus, preliminary prospectus or final prospectus or otherwise included in the Disclosure Package, in reliance upon and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

8.2 Indemnification by Designated Holders. To the extent permitted by law, each Designated Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement, Free Writing Prospectus, preliminary prospectus, final prospectus or otherwise included in the Disclosure Package; provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 8.2 shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement, Free Writing Prospectus, preliminary prospectus, final prospectus (or Disclosure Package otherwise) relates.

8.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) promptly after the Indemnified Party has actual knowledge of any action, suit, proceeding or investigation or threat thereof for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall have the option to assume the defense of such action or any litigation resulting therefrom at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

8.4 Contribution. If the indemnification provided for in this Article VIII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8.1, 8.2 and 8.3, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IX

ADDITIONAL COVENANTS

9.1 Rule 144. The Company covenants that from and after the IPO Effectiveness Date or an Exchange Act Registration it shall use its best efforts to (i) file any reports required to be filed by it under the Exchange Act and (ii) take such further action as each Designated Holder may reasonably request (including, without limitation, providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act, or (y) any successor rules or regulations hereafter adopted by the Commission to such rules or regulations. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

9.2 ADSs. In the event that the Company pursues an offering or listing of ADSs in the United States, the Company will use its best efforts to file a Registration Statement on Form F-6 which registers a number of ADSs that is sufficient to allow the Designated Holders to exercise their rights under, and sell their Registrable Securities in the United States in the manner contemplated by, Articles III, IV and V of this Agreement.

ARTICLE X

NON-U.S. LISTINGS

In the event that the Ordinary Shares are listed on any securities exchange outside the United States, the Company shall (a) use all reasonable and diligent efforts to cause all Registrable Securities to be approved for listing and freely tradeable on such stock exchange, subject to any lock-ups required pursuant to the rules and regulations of the relevant exchange or Applicable Securities Law and (b) furnish to the Designated Holders such number of copies of prospectuses, Free Writing Prospectuses and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities by the Designated Holders on such exchange.

ARTICLE XI

MISCELLANEOUS

11.1 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Ordinary Shares, (ii) any and all voting shares of the Company into which the Ordinary Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Ordinary

Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

11.2 No Inconsistent Agreements. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement, except that the Company may grant the registration rights held by the Designated Holders to any Subsequent Subscriber.

11.3 Remedies. No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other available remedies. For the avoidance of doubt, the Designated Holders shall be entitled to specific performance of their rights under this Agreement, and the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

11.4 Assignment: This Agreement, and all rights and obligations hereunder, are personal to the Parties and, subject to the express provisions of this Agreement, each Party shall not assign, transfer or novate or attempt to assign, transfer or novate all or any of its rights or obligations hereunder to any third party. For the avoidance of doubt, this Section 11.4 shall not prejudice the rights of the Parties to sell, transfer or otherwise dispose of its Shares in accordance with the terms and conditions of this Agreement or to assign, transfer or novate all or any of its rights or obligations to the transferee in accordance with the terms and conditions of this Agreement. Notwithstanding the foregoing, in the event that the Company conducts a restructuring, capital reorganization, recapitalization or reincorporation, the Company shall procure that any entity that acquires all or substantially all of the Company’s assets or the listing vehicle of the Group shall assume the obligations of the Company under this Agreement upon the consummation of the restructuring.

11.5 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) a majority in interest of the 2007 Warrant Holders, and (iii) a majority in interest of the 2006 Bond Subscribers. Any such written consent shall be binding upon the Company and all of the Designated Holders. Notwithstanding the first sentence of this Section 11.5, the Company, without the consent of any other Party hereto, may amend this Agreement to add any Subsequent Subscriber as a Party to this Agreement as a Designated Holder.

11.6 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by facsimile, internationally recognized courier service or personal delivery:

(i) if to the Company:

Address	No.38 Zhujiang Road Xinqu, Wuxi Jiangsu Province People’s Republic of China
Facsimile No.	(86 510) 8536-0599
Attention	Piao, Longhua
Email Address	PiaoLH@wsphl.com
Telephone	(86 510) 8536-0599

with a copy to:	Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong
Facsimile No.	(852) 2522-7006
Attention	David Zhang

(b) if to the 2007 Warrant Holders: As set out in Column 2 of Schedule 1.

with a copy to:	O’Melveny & Myers LLP 31st Floor, China World Tower One No.1 Jianguomenwai Avenue Beijing, 100004, PRC
Facsimile No.	(86-10) 6535-4201
Attention	Howard Zhang

(c) if to the 2006 Bond Subscribers: As set out in Column 2 of Schedule 1.

All such notices, demands and other communications shall be deemed to have been duly received when delivered by hand, if personally delivered; three (3) Business Days after being deposited with an internationally recognized courier service, if delivered by courier service; and when receipt is mechanically acknowledged, if sent by facsimile. Any Party may by notice given in accordance with this Section 11.6 designate another address or Person for receipt of notices hereunder.

11.7 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure, as hereinafter provided, to the benefit of and be binding upon the successors and permitted assigns of the Parties hereto who execute the joinder agreement in the form attached as Schedule 2 hereto. The Demand Registration rights, the incidental or “piggy-back” registration rights and the F-3 Registration rights and related rights of the Designated Holders contained in Articles III, VI and V hereof, shall be (i) with respect to any Registrable

Security that is proposed to be transferred to an Affiliate of such Designated Holder, transferred to such Affiliate with written notice to the Company prior to or promptly after such transfer and (ii) with respect to any Registrable Security that is proposed to be transferred in all cases to a non-Affiliate, transferred only with the prior written consent of the Company, which consent shall not be unreasonably withheld.

11.8 Counterparts. This Agreement may be executed in any number of counterparts and by the Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

11.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the construction of any provisions hereof.

11.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

11.11 Dispute Resolution.

(a) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the Parties to such Dispute. Such consultation shall begin immediately after any Party has delivered written notice to any other Party to the Dispute requesting such consultation.

(b) If the Dispute is not resolved within thirty (30) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any Party to the Dispute with notice to each other Party to the Dispute (the “Arbitration Notice”).

(c) The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the time of the commencement of the arbitration. There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in the State of New York. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the HKIAC.

(d) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the commencement of the arbitration. However, if such rules are in conflict with the provisions of this Section 11.11, including the provisions concerning the appointment of arbitrators, the provisions of this Section 11.11 shall prevail.

(e) Each Party to the arbitration shall cooperate with each other Party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other Party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

(f) The arbitrators shall decide any dispute submitted by the Parties to the arbitration tribunal strictly in accordance with the substantive law of the State of New York and shall not apply any other substantive law.

(g) Any Party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h) The Parties to this Agreement agree to the consolidation of arbitrations under the Transaction Documents in accordance with the provisions of this Section 11.11.

(1) In the event of two or more arbitrations having been commenced under any of the Transaction Documents, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any Party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal if (1) there are issues of fact and/or law common to the arbitrations, (2) the interests of justice and efficiency would be served by such a consolidation, or (3) no prejudice would be caused to any Party in any material respect as a result of such consolidation, whether through undue delay or otherwise. Such application shall be made as soon as practicable and the Party making such application shall give notice to the other Parties to the arbitrations.

(2) The Principal Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the Parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly. All Parties shall take such steps as are necessary to give effect and force to any orders of the Principal Tribunal.

(3) If the Principal Tribunal makes an order for consolidation, it: (1) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (2) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that were consolidated under the consolidation order; and (3) may also give such directions as it considers appropriate (i) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio under this Section 11.11; and (ii) to ensure the proper organization of the arbitration proceedings and that all the issues between the Parties are properly formulated and resolved.

(4) Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the Principal Tribunal (except for the appointment of the arbitrators of the Principal Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order. Such cessation is without prejudice to (1) the validity of any acts done or orders made by such arbitrators before termination, (2) such arbitrators’ entitlement to be paid their proper fees and disbursements and (3) the date when any claim or defence was raised for the purpose of applying any limitation period or any like rule or provision.

(5) The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the Principal Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Section 11.11 where such objections are based solely on the fact that consolidation of the same has occurred.

(i) During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(j) The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

11.12 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

11.13 Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the Parties with respect to such subject matter.

11.14 Further Assurances. Each of the Parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any relevant Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

11.15 Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any Party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Shareholders Agreement.

11.16 Termination. The rights to cause the Company to register securities granted to a Designated Holder under Articles III, IV and V shall expire five (5) years following the consummation of an Initial Public Offering.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

WSP Holdings Limited
By:	/s/ Longhua Piao
Name:
Title:

Expert Master Holdings Limited
By:	/s/ Longhua Piao
Name:
Title:

Mr. Piao Longhua
/s/ Longhua Piao

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

2007 Warrant Holders:

Actis China Investment Holdings No. 9 Limited
By:	/s/ Chronos Ltd. represented by Aswat Ramtook
Name:
Title:

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

2007 Warrant Holders:

Evolution Master Fund Ltd. SPC, Segregated Portfolio M
By:	/s/
Name:
Title:

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

2007 Warrant Holders:

CQS Convertible and Quantitative Strategies Master Fund Limited
By:	/s/
Name:
Title:

CQS Asia Master Fund Limited
By:	/s/
Name:
Title:

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

2006 Bond Subscribers:

J. P. Morgan Securities Ltd.
By:	/s/
Name:
Title:

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

2006 Bond Subscribers:

Evolution Master Fund Ltd. SPC, Segregated Portfolio M
By:	/s/
Name:
Title:

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

2006 Bond Subscribers:

CQS Convertible and Quantitative Strategies Master Fund Limited
By:	/s/
Name:
Title:

Schedule 1

THE OTHER PARTIES

Actis China Investment Holdings No. 9 Limited

Actis China Investment Holdings No. 9 Limited
712, China World Tower 2
1 Jianguomenwai Avenue
Chaoyang District, Beijing, 100004
Fax: (8610) 6505-8111
Tel: (8610) 6505-6655
Attention: John Liu
With a copy to:
O’Melveny& Myers LLP
31st Floor, China World Tower 1
1 Jianguomenwai Avenue
Chaoyang District, Beijing, 100004
Fax: (8610) 6535-4201
Tel: (8610) 6535 4206
Attention: Howard Zhang

Evolution Master Fund Ltd. SPC, Segregated Portfolio M (as 2007 Warrant Holders)	c/o Evolution Capital Management LLC 1132 Bishop Street, Suite 1880 Honolulu, HI 96813 U.S.A. Fax: + 1 (808) 441-4946 Attention: Richard Chilsholm

CQS Convertible and Quantitative Strategies Master Fund Limited and CQS Asia Master Fund Limited (as 2007 Warrant Holders)	c/o CQS (UK) LLP 33 Chester Street London SW1X 7BL Fax: (207) 201 1156 Attention: Legal Department

J. P. Morgan Securities Ltd.	c/o J.P. Morgan Securities (Asia Pacific) Limited 25/F, Chater House, 8 Connaught Road Central, Hong Kong Attention: Simon Ulcickas

Evolution Master Fund Ltd. SPC, Segregated Portfolio M (as 2006 Bond Subscriber)	c/o Evolution Capital Management LLC 1132 Bishop Street, Suite 1880 Honolulu, HI 96813 U.S.A. Fax: + 1 (808) 441-4946 Attention: Richard Chilsholm

CQS Convertible and Quantitative Strategies Master Fund Limited (as 2006 Bond Subscriber)	c/o CQS (UK) LLP 33 Chester Street London SW1X 7BL Fax: (207) 201 1156

Schedule 1

Attention: Legal Department

Mr. Piao Longhua	No.38 Zhujiang Road Xinqu, Wuxi Jiangsu Province People’s Republic of China Fax: (86 510) 8522-6351 Attention: Piao Longhua

Schedule 1

Schedule 2

FORM OF JOINDER

THIS JOINDER is made on the	day of

BETWEEN

(1)	[ ] of [ ] (the “New Party”);

AND

(2)	THE PERSONS WHOSE NAMES ARE SET OUT IN SCHEDULE 1 (collectively the “Current Parties” and individually a “Current Party”);

AND

(3)	WSP HOLDINGS LIMITED, a company incorporated in the Cayman Islands and having its registered address at [ ] (the “Company”).

WHEREAS a Registration Rights Agreement was entered into on October 17, 2007 by and among, inter alia, the Current Parties and the Company (the “Registration Rights Agreement”), a copy of which the New Party hereby confirms that it has been supplied with and acknowledges the terms therein.

NOW IT IS AGREED as follows:

In this Joinder, unless the context otherwise requires, words and expressions respectively defined or construed in the Registration Rights Agreement shall have the same meanings when used or referred to herein.

The New Party hereby accedes to and ratifies the Registration Rights Agreement and covenants and agrees with the Current Parties and the Company to be bound by the terms of the Registration Rights Agreement as a _____ Shareholder and as if it had been a party thereto from the outset and to duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by it under or by virtue of the Registration Rights Agreement in all respects as if named as a party therein.

Each of the Current Parties and the Company covenants and agrees that the New Party shall be entitled to all the benefits of the terms and conditions of the Registration Rights Agreement to the intent and effect that the New Party shall be deemed, with effect from the date on which the New Party is executes this Joinder, to be a party to the Registration Rights Agreement as a ____ Shareholder.

This Joinder shall hereafter be read and construed in conjunction and as one document with the Registration Rights Agreement and references in the Registration Rights Agreement to “the Agreement” or “this Agreement”, and references in all other instruments and documents executed thereunder or pursuant thereto to the Registration Rights Agreement, shall for all purposes refer to the Registration Rights Agreement incorporating and as supplemented by this Joinder.

Schedule 2

THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

Section 11.11 of the Registration Rights Agreement shall apply to this Joinder and shall be incorporated herein by reference.

The address of the undersigned for purposes of all notices under the Registration Rights Agreement is: [      ].

[NEW PARTY]
By:
Name:
Title:

Schedule 2